UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/04/2011

Unitrin, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareowners of Unitrin, Inc. (the “Company”) was held on Wednesday, May 4, 2011 in Chicago, Illinois to vote on five proposals, for which the final voting results were as follows:

Proposal 1:	Election of Directors.

Shareholders elected each of the nine nominees for director:

Nominee	For	Against	Abstain	Broker Non-Votes
James E. Annable	44,116,724	3,474,215	122,257	7,452,733
Douglas G. Geoga	44,213,372	3,383,270	116,975	7,452,733
Reuben L. Hedlund	46,684,106	882,773	144,518	7,452,733
Julie M. Howard	44,205,828	3,384,118	123,671	7,452,733
Wayne Kauth	44,234,143	3,356,795	121,988	7,452,733
Fayez S. Sarofim	44,624,717	2,947,226	139,454	7,452,733
Donald G. Southwell	46,244,402	1,319,307	149,407	7,452,733
David P. Storch	46,162,875	1,418,136	131,915	7,452,733
Richard C. Vie	46,479,404	1,124,605	107,388	7,452,733

Proposal 2:	Advisory vote on ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2011.

Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2011:

For	Against	Abstain
54,762,510	291,245	112,595

Proposal 3:	Approval of the Unitrin, Inc. 2011 Omnibus Equity Plan.

Shareholders approved the Company’s 2011 Omnibus Equity Plan:

For	Against	Abstain	Broker Non-Votes
40,000,977	6,608,688	1,103,952	7,452,733

Proposal 4:	Advisory vote on Named Executive Officer Compensation.

A majority of shareholders voted to approve the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s 2011 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
45,264,694	1,223,469	1,223,797	7,452,733

Proposal 5:	Advisory vote on frequency of future advisory votes on Named Executive Officer Compensation.

A majority of shareholders voted in favor of a frequency of three years for future advisory votes on the compensation of the Company’s Named Executive Officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
18,488,448	609,778	27,350,240	1,264,190	7,452,733

In accordance with the recommendation of the Board of Directors and the vote of a majority of shareholders, the Company has decided on a frequency of three years for future advisory votes on the compensation of the Company’s Named Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: May 9, 2011	/s/ Scott Renwick
Scott Renwick
Senior Vice President